SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2009

Exmovere Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-52713	20-8024018
(State or other jurisdiction of incorporation or organization)	(Commission file no.)	(IRS Employee Identification No.)

1600 Tysons Boulevard

8th Floor

McLean, VA 22102

(Address of Principal Executive Offices)

(703) 245-8513

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

On December 10, 2009, Exmovere Holdings, Inc. (the “Company”) and Sensatex, Inc., (“Sensatex”) a Delaware corporation entered into a Technology License Agreement (the “Agreement”).  The Company has agreed to issue 200,000 shares of common stock and pay a one-time nonrefundable technology license fee of $5,000 for the rights and licenses granted pursuant to the Agreement. The Company has agreed to  pay Sensatex a royalty equal to: (a) five percent of gross revenues from the entire Exmobaby system if the Company reaches between two and five million dollars in gross revenue; and (b) four percent of gross revenues earned from the Licensed Subject Matter (as defined in the Agreement). Furthermore, at any time during the first 24 months of the Agreement, the Company may, by giving written notice no later than thirty days before the expiration of the 24 month period, elect to purchase all, but not less than all of the assets of Sensatex at a purchase price equal to $1,000,000.

Pursuant to the Agreement, Sensatex has granted to the Company a revocable, exclusive, worldwide right and license under Licensed Subject Matter  to manufacture, have manufactured, use, offer to sell, sell and develop the Licensed Subject Matter to work with the Company’s Exmobaby product in the Licensed Field (as defined in the Agreement). In addition, if the Company fails to commercialize the technology or to begin making royalty payments to Sensatex within (18) months of the Effective Date (as defined in the Agreement), the exclusive worldwide right granted by Sensatex shall be immediately revoked and the Company shall maintain only a non-exclusive right to the Licensed Subject Matter.  Sensatex shall own all right, title and interest in the Licensed Subject Matter. The Company shall own all right title and interest in Technology (as defined in the Agreement) developed made or otherwise created solely by employees and consultants of the Company. Sensatex and the Company shall jointly own all right, title and interest in Technology developed, made or otherwise created jointly by employees and consultants of Sensatex and the Company.

Item 3.02

Unregistered Sales of Equity Securities

Pursuant to the Agreement as described in Item 1.01, on December 10, 2009, we issued 200,000 shares of our Common Stock to the Sensatex in exchange for the rights and licenses granted pursuant to the Agreement.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement attached as an exhibit to this Current Report on Form 8-K.

Item 9.01

Financial Statement and Exhibits.

(d) Exhibits.

10.1	Technology License Agreement between Exmovere Holdings, Inc. and Sensatex, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Exmovere Holdings, Inc.

By:	/s/ David Bychkov
David Bychkov Chief Executive Officer

Date:  December 11, 2009